UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2024, under an Amendment No. 1 to Settlement Agreement and Release (the “Amendment to Midwestern Release Agreement”), dated as of April 11, 2024, between Signing Day Sports, Inc., a Delaware corporation (the “Company”), and Midwestern Interactive, LLC, a Missouri limited liability company (“Midwestern”), the Company and Midwestern agreed to amend the Settlement Agreement and Release, dated as of December 12, 2023, between the Company and Midwestern (the “Midwestern Release Agreement”). Pursuant to the Midwestern Release Agreement, the Company was required to pay Midwestern a total of $600,000 (the “Midwestern Release Amount”), of which $300,000 was to be paid within three business days of December 12, 2023, and the remaining $300,000 (the “Second Tranche”) was to be paid on or before April 12, 2024. The Company paid the first amount of $300,000 timely and in full. Under the Amendment to Midwestern Release Agreement, the Second Tranche must be paid with interest on the outstanding amount at 6% per annum commencing April 13, 2024, according to the following schedule: $200,000 must be paid on or before April 12, 2024; $25,000 with accrued interest must be paid on or before May 31, 2024; $25,000 with accrued interest must be paid on or before June 30, 2024; $25,000 with accrued interest must be paid on or before July 31, 2024; and $25,000 with accrued interest must be paid on or before August 31, 2024.

In addition, the Company agreed to execute an Amended Stipulation to Final Judgment and Confessed Judgment (the “Midwestern Stipulation”) and an Amended Affidavit of Verified Confession of Judgment in favor of Midwestern as to the obligations to pay the Midwestern Release Amount plus interest accruing on the unpaid portion of the Midwestern Release Amount from and including April 13, 2024 plus any costs or expenses, including, but not limited to, attorney’s fees and costs expended to pursue the matter to judgment, and to enforce and collect the judgment, if necessary, if the terms and conditions of the Midwestern Settlement Agreement, as amended, and the Midwestern Stipulation are not fully adhered to.

The Company and Midwestern entered into the Midwestern Release Agreement, as amended, to resolve a dispute between them involving allegations, on the one hand, by Midwestern that it performed work on behalf of the Company for which Midwestern had not been paid pursuant to a Work for Hire – Acknowledgement and Assignment, dated December 21, 2022 (the “Work For Hire Agreement”), and, on the other hand, by the Company that Midwestern did not perform as required by the Work For Hire Agreement.

The foregoing description of the Amendment to Midwestern Release Agreement is qualified in its entirety by reference to the full text of the Amendment to Midwestern Release Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to Settlement Agreement and Release, dated as of April 11, 2024, between Signing Day Sports, Inc. and Midwestern Interactive, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2024	SIGNING DAY SPORTS, INC.

/s/ Daniel D. Nelson
Name: Daniel D. Nelson
Title: Chief Executive Officer

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